Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Sherry Lauderback
VP, Investor Relations & Communications
(248) 631-5506 sherrylauderback@trimascorp.com

TRIMAS ANNOUNCES LAUNCH OF DEBT OFFERING

BLOOMFIELD HILLS, Michigan, September 11, 2017 – TriMas (NASDAQ: TRS) today announced that it has initiated an offering of $300 million in aggregate principal of senior unsecured notes due 2025 (the “Notes”) in an offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

TriMas intends to use the net proceeds from the Notes offering to repay all outstanding obligations (including accrued and unpaid interest thereon) of its Term Loan A facility due 2020 under TriMas’ amended and restated credit agreement, to repay a portion of outstanding obligations (including accrued and unpaid interest thereon) under TriMas’ accounts receivable facility, and to pay fees and expenses related to the Notes offering and repayment of such debt.

The Notes are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to certain persons outside of the United States pursuant to Regulation S under the Securities Act. The Notes to be offered have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy such Notes nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Notice Regarding Forward-Looking Statements

Any “forward-looking” statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, contained herein, including those relating to the Company’s business, financial condition or future results, involve risks and uncertainties with respect to, including, but not limited to: the Company’s ability to successfully complete the offering of the Notes; general economic and currency conditions; material and energy costs; risks and uncertainties associated with intangible assets, including goodwill or other intangible asset impairment charges; competitive factors; future trends; the Company’s ability to realize its business strategies; the Company’s ability to identify attractive acquisition candidates, successfully integrate acquired operations or realize the intended benefits of such acquisitions; the performance of subcontractors and suppliers; supply constraints; market demand; technology factors; intellectual property factors; litigation; government and regulatory actions; the Company’s leverage; liabilities imposed by debt instruments; labor disputes; changes to fiscal and tax policies; contingent liabilities relating to acquisition activities; information technology factors; the potential impact of Brexit; tax considerations relating to the Cequent spin-off; the Company’s future prospects; and other risks that are detailed in the Company’s Annual Report on

Form 10-K for the fiscal year ended December 31, 2016 and Current Report on Form 8-K filed on September 11, 2017. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements.

About TriMas

TriMas is a diversified industrial manufacturer of products for customers in the consumer products, aerospace, industrial, petrochemical, refinery and oil & gas end markets with approximately 4,000 dedicated employees in 13 countries. We provide customers with a wide range of innovative and quality product solutions through our market-leading businesses, which are reported in four segments: Packaging, Aerospace, Engineered Components and Energy. The TriMas family of businesses has strong brand names in the markets served, and operates under a common set of values and strategic priorities under the TriMas Business Model. TriMas is publicly traded on the NASDAQ under the ticker symbol “TRS,” and is headquartered in Bloomfield Hills, Michigan. For more information, please visit www.trimascorp.com.

# # #